Exhibit 10.1

QUOTIENT TECHNOLOGY INC.

$175,000,000 1.75% CONVERTIBLE SENIOR NOTES DUE 2022

PURCHASE AGREEMENT

November 14, 2017

November 14, 2017

Morgan Stanley & Co. LLC

As Representative of the several

Initial Purchasers name in

Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Quotient Technology Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Morgan Stanley & Co. LLC is acting as representative (the “Representative”), $175,000,000 principal amount of its 1.75% Convertible Senior Notes Due 2022 (the “Firm Securities”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $25,000,000 principal amount of its 1.75% Convertible Senior Notes Due 2022 (the “Additional Securities”) if and to the extent that the Representative shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such Additional Securities granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be issued pursuant to the provisions of an indenture (the “Indenture”), to be dated as of November 17, 2017 between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). Shares of the Company’s common stock, $0.00001 par value per share, are hereinafter referred to as the “Common Stock.” The Securities will be convertible into cash, shares of Common Stock (the “Underlying Securities”), or a combination of cash and Underlying Securities, at the Company’s election.

The Securities and the Underlying Securities will be offered and sold without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary

Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption “Time of Sale Memorandum”; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities or the Underlying Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Representative that:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own and lease its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other corporate entity in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction), has the corporate power and authority (or similar company or partnership power and authority) to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock (or equivalent equity interests, as applicable) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable with respect to such ownership interests) and are owned directly by the Company or one of its wholly owned subsidiaries (except for directors’ qualifying shares), free and clear of all liens, encumbrances, equities or claims. The Company has no “significant subsidiaries” (as that term is defined in Rule 1-02(w) of Regulation S-X of the Securities Act) of the Company.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(g) The shares of Common Stock of the Company outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, and the Securities and the Indenture will conform in all material respects to the descriptions thereof in each of the Time of Sale Memorandum and the Final Memorandum. The Securities will not be subject to any preemptive or similar rights.

(i) The maximum number of Underlying Securities initially issuable upon conversion of the Securities (assuming “physical settlement” of the Securities (as defined in the Final Memorandum) and the maximum conversion rate under any “make-whole” adjustment applies)(such maximum number, the “Conversion Securities”) have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(j) On the Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities (together, the “Transaction Documents”) will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as has previously been obtained or contemplated by the offering of the Notes or may be required by the securities or “Blue Sky” laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities.

(l) The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; or (iii) to its knowledge, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, any of its subsidiaries or their respective businesses and properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities.

(o) Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Memorandum.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(r) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) Neither the Company nor any controlled affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) made any General Solicitation, or (iii) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(t) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 and their compliance with their agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(u) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(v) None of the Company or its subsidiaries or controlled affiliates (as defined in Rule 144 under the Securities Act), or any director, officer, or, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or secure an improper advantage, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(x) (i) None of the Company, any of its subsidiaries, or any director, officer, thereof, or, to the Company’s knowledge, any other employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y) Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum through the Closing Date (as defined in Section 4), (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock other than (A) repurchases of outstanding equity awards granted pursuant to the equity compensation plans described in the Time of Sale Memorandum and (B) repurchases of outstanding equity pursuant to stock repurchase programs described in documents incorporated by reference in the Time of Sale Memorandum; (iii) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock (other than exercise or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, in each case granted pursuant to the equity compensation plans described in the Time of Sale Memorandum), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Time of Sale Memorandum and the Final Memorandum, respectively.

(z) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum.

(aa) To its knowledge, the Company and its subsidiaries own or possess, or can acquire access, use, immunities, rights or privileges, as applicable, on commercially reasonable terms, under all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights, moral rights (including all registrations and applications for registration of, the foregoing) (“collectively, “Intellectual Property”) necessary for or material to the conduct of its business as currently conducted. The conduct of the business of the Company has not infringed, misappropriated or otherwise violated any intellectual property rights associated with the Intellectual Property of others, except where any such infringement, misappropriation or violation would not reasonably be expected to result in any Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened written action, suit, proceeding or claim (i) challenging the Company’s or its subsidiaries’ ownership rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property; (ii) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party; or (iii) challenging the validity, scope or enforceability of any Intellectual Property owned by the Company or its subsidiaries, and in the case of each of (i), (ii) and (iii), the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property owned by the Company and its subsidiaries that is registered with the U.S. Patent and Trademark Office or similar governmental entity, is to the knowledge of the Company, valid and enforceable. To the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively or co-exclusively licensed to the Company or its subsidiaries, except where any such infringement, misappropriation or violation would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

(bb) In the past five (5) years, the Company and each of its subsidiaries have complied, and are presently in compliance, in all material respects, with its privacy and security policies, and, to the Company’s knowledge, with all applicable laws and regulations regarding privacy and information security matters in its collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The Company and its subsidiaries maintain, except as would not reasonably be likely to result in a Material Adverse Effect, commercially reasonable disaster recovery and security procedures for their business. The Company and its subsidiaries have in the past five (5) years taken commercially reasonable steps to protect the security of information technology systems used by the Company and/or its subsidiaries and the personally identifiable or confidential data maintained by the Company and/or its subsidiaries on such systems. To the Company’s knowledge, in the past five (5) years, there has been no material security breach or other compromise of any such information technology system or data.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum, or, to the knowledge of the Company, is imminent; and to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that is expected to have a Material Adverse Effect.

(dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the failure of which to obtain would have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum.

(ee) The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum.

(ff) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

(gg) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum is accurate. Except as described in the Time of Sale Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(hh) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Ernst & Young LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP has audited the consolidated financial statements of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(jj) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officers and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officers and principal financial officer to material information that will be required to be included in the Company’s periodic reports required under the Exchange Act.

(kk) The Company and each of the Company’s directors or officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and that are applicable to the Company, including Section 402 related to loans, Section 404 related to internal control over financial reporting and Sections 302 and 906 related to certifications.

(ll) The financial statements of the Company included in each of the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Except as set forth therein, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The other financial information included in the Time of Sale Memorandum and the Final Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Securities set forth Schedule I hereto opposite its name at a purchase price of 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date (as defined in Section 4).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $25,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. The Representative may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice to the Company; provided that any Option Closing Date must occur during the 13-day period from, and including, the Closing Date (such period, the “Option Closing Period”). Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined in Section 4) nor later than one business day after the date of such notice prior to the expiration of the Option Closing Period. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering sales of securities in excess of the number of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representative may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

3. Terms of Offering. The Representative has advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in their judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on November 17, 2017, or at such other time on the same or such other date, not later than November 27, 2017, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the last day of the Option Closing Period, as shall be designated in writing by the Representative.

The Securities shall be in global form, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Representative shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representative shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(d) The Representative shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Closing Date, in form and substance satisfactory to the Representative.

(e) The Representative shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between Morgan Stanley & Co. LLC and directors and officers (within the meaning of Section 16 of the Exchange Act) of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Morgan Stanley & Co. LLC on or before the date hereof, shall be in full force and effect on the Closing Date.

(g) An application for the listing of the Conversion Securities shall have been submitted to The New York Stock Exchange (the “Exchange”), and the Conversion Securities shall have been approved for listing on the Exchange, subject to official notice of issuance.

(h) The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of WSGR, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchaser, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v) such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization, execution and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6. Covenants of the Company. The Company covenants with each Initial Purchasers as follows:

(a) To furnish to the Initial Purchasers in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Initial Purchasers may reasonably request.

(b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Representative a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representative reasonably objects.

(c) To furnish to the Representative a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which the Representative reasonably objects.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that when the Time of Sale Memorandum is delivered to the prospective purchaser, the statements in the Time of Sale Memorandum as so amended or supplemented will not be misleading, in the light of the circumstances under which they were made, or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representative shall reasonably request; provided that the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any “Blue Sky” or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the “Blue Sky” or legal investment memorandum, provided that such costs, expenses and fees do not exceed $10,000, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the listing of the Conversion Securities for trading on the Exchange, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make and any travel and lodging costs incurred by them in connection with any road show.

(h) Neither the Company nor any controlled Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i) Not to make any General Solicitation or solicit any offer to buy or offer or sell the Securities or the Underlying Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j) While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l) The Company will not, and will not permit any of its controlled affiliates to (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n) To cause to be listed the Conversion Securities on the Exchange, subject to official notice of issuance.

(o) To reserve and keep available at all times, free of preemptive rights, the Conversion Securities.

The Company also agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Initial Purchasers, it will not, during the period ending 60 days after the date of the Final Memorandum ( the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement or the issuance of any Underlying Securities upon conversion thereof, (b) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant, the vesting of a restricted stock unit (“RSU”) pursuant to the Company’s 2000 Stock Plan, 2006 Stock Plan, 2013 Equity Incentive Plan or 2013 Employee Stock Purchase Plan (collectively, the “Equity Plans”) disclosed in the Time of Sale Memorandum or the conversion of a security outstanding on the date hereof, or (c) the issuance of any option, RSU or other security issuable (including any Common Stock issuable upon the exercise of stock options or otherwise) under the Equity Plans or the filing of a registration statement on Form S-8 with respect to the Equity Plans.

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D of the Securities Act. Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not make any General Solicitation, or solicit offers for, or offer or sell, such Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will offer and sell such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the captions “Notice to Investors” and “Transfer Restrictions”.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required; and

(ii) the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any “road show” as defined in

Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, any road show, any General Solicitation made by the Initial Purchasers, the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; and (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for purposes of this Section 10, shall not include termination by the Initial Purchasers under items (i), (iii), (iv) or (v) of Section 9), the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to: you, as the Representative, in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Quotient Technology Inc., 400 Logue Avenue, Mountain View, CA 94043, Attention: General Counsel.

16. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

Very truly yours, Quotient Technology Inc.

By:	/s/ Ron Fior
Name: Ron Fior
Title: CFO and Treasurer

[Signature Page to Purchase Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto. By: Morgan Stanley & Co. LLC

By:	/s/ David Oakes
Name: David Oakes
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchaser	Principal Amount of Firm Securities to be Purchased
Morgan Stanley & Co. LLC	$113,750,000.00
Allen & Company LLC	$43,750,000.00
Oppenheimer & Co. Inc.	$17,500,000.00
Total:	$175,000,000.00

I-1

SCHEDULE II

Permitted Communications

Time of Sale Memorandum

1.	Preliminary Memorandum issued November 13, 2017

2.	Pricing term sheet, dated November 14, 2017, attached hereto as Exhibit C.

Permitted Additional Written Offering Communications

Investor presentation dated November 13, 2017.

II-1

EXHIBIT A

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI,

PROFESSIONAL CORPORATION

A-1

EXHIBIT B

FORM OF LOCK-UP LETTER

B-1

EXHIBIT C

PRICING TERM SHEET

C-1